SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
         --------------------------------------------------------------
                                February 2, 1999




                         PEEKSKILL FINANCIAL CORPORATION
         --------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)




   Delaware                   0-27178                            13-3858258
(State or other         (Commission File No.)                 (IRS Employer
 jurisdiction of                                              Identification
 incorporation)                                                   Number)




                  1019 Park Street, Peekskill, New York 10566
         --------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (914) 737-2777


                                       N/A
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On February 2, 1999, the Registrant issued the attached press release.

Item 7.  Financial Statements and Exhibits

         (a)      Exhibits

                  99. Press release, dated February 2, 1999.



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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       PEEKSKILL FINANCIAL CORPORATION




Date:   February 3, 1999               By: /s/William J. LaCalamito
      -------------------              ------------------------
                                       William J. LaCalamito
                                       President and Chief
                                       Operating Officer





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



                                                                      EXHIBIT 99



                  [PEEKSKILL FINANCIAL CORPORATION LETTERHEAD]





CONTACT:  William J. LaCalamito                       For Immediate Release
          President                                   February 2, 1999
          Peekskill Financial Corporation
          (914) 737-2777


        PEEKSKILL FINANCIAL CORPORATION ANNOUNCES FINAL RESULTS OF DUTCH
                              AUCTION TENDER OFFER

Peekskill,  New  York....  February  2, 1999 - Peekskill  Financial  Corporation
(NASDAQ NMS: PEEK), Peekskill, New York, announced today the final results of its Modified Dutch Auction Tender Offer (the "Dutch Auction") that expired on Wednesday, January 27, 1999 at 4:00 p.m. Pursuant to the Dutch Auction, the Company will purchase 800,040 of its own shares at $16.75 per share. As a result of an oversubscription in the Dutch Auction, the number of shares purchased from each tendering shareholder (other than persons holding fewer than 10 shares or persons tendering their shares on a conditional basis) is approximately 10% less than the amount tendered. All shares not purchased due to proration will be promptly returned to the tendering shareholders. The cost of the shares purchased is $13.4 million and represents approximately 28 percent of the 2,842,069 shares of common stock outstanding on December 16, 1998.

         Peekskill Financial Corporation is a savings and loan holding company based in Peekskill, New York and, as of December 31, 1998 had approximately $213.5 million in total assets and $144.4 million in deposits.

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